UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):               February 23, 2007

1ST CONSTITUTION BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	000-32891	22-3665653
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2650 Route 130 P.O. Box 634, Cranbury, New Jersey	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (609) 655-4500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement and Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

                 On February 23, 2007, 1st Constitution Bancorp (the “Company”) delivered a notice of redemption effective April 22, 2007 of all of its outstanding floating rate debentures due to mature on April 22, 2032 (the “Debentures”). The redemption price will be 100% of the aggregate $5,155,000 principal amount of the Debentures, plus approximately $233,786 of accrued interest thereon through the redemption date. As a result of the redemption of the Debentures, a like amount of capital securities (the “Capital Securities”) issued by 1st Constitution Capital Trust I (“Trust I”) will also be redeemed under the same terms and conditions. This redemption does not impact the Trust Preferred securities issued by the Company’s wholly-owned subsidiary 1st Constitution Capital Trust II on May 30, 2006.

                 The redemption of the Debentures and the Capital Securities will result in (i) the dissolution of Trust I as of April 22, 2007 upon the filing of a certificate of cancellation with the Secretary of State of the State of Delaware by the Wilmington Trust Company (the “Trustee”) in accordance with the Amended and Restated Declaration of Trust dated as of April 10, 2002 among the Company, the Trustee and the Administrators named therein (the “Declaration of Trust”), and (ii) the termination of the Declaration of Trust, the Indenture between the Company and the Trustee, dated as of April 10, 2002 (the “Indenture”), and the Guarantee Agreement between the Company and the Trustee, dated as of April 10, 2002 (the “Guarantee”), each in accordance with the terms thereof.

                 The Company, the bank holding company for 1st Constitution Bank (the “Bank”), established Trust I, a Delaware business trust subsidiary, for the sole purpose of issuing the Capital Securities pursuant to the Declaration of Trust. The proceeds from the sale of the Capital Securities were loaned to the Company under the Debentures, which were issued to Trust I pursuant to the Indenture. The Debentures have a maturity date of April 22, 2032, and bear interest at a floating interest rate, reset semi-annually, equal to LIBOR, as determined immediately preceding each interest payment date, plus 3.70%, provided that the applicable interest rate may not exceed 11.00% through the April 2007 interest payment date. Interest on the Debentures is payable on April 22 and October 22 of each year during the term of the Indenture.

                 Payments of distributions by Trust I to the holders of the Capital Securities are guaranteed by the Company pursuant to the Guarantee Agreement.

                 Copies of the Declaration of Trust, the Indenture and the Guarantee are filed as Exhibits 4.2, 4.3 and 4.4, respectively, to the Company’s Form 10-QSB filed with the Securities Exchange Commission on May 8, 2002.

Item 8.01  Other Events

                 On February 26, 2007, the Company issued a press release announcing the closing of the Bank’s acquisition of deposit liabilities and certain related assets of a Sun National Bank branch located in Hightstown, New Jersey. A copy of the press release is attached as Exhibit 99 hereto.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

99 Press Release of 1st Constitution Bancorp, dated February 26, 2007

                SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st Constitution Bancorp

Date: February 28, 2007	By:	/s/ JOSEPH M. REARDON
Name: Joseph M. Reardon
Title: Senior Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.             Title

99                            Press Release of 1st Constitution Bancorp, dated February 26, 2007